                                                                Exhibit 4.03


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE STATUTES. SUCH SECURITIES ARE SUBJECT TO LIMITATIONS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF INTERNET.COM LLC, DATED AS OF NOVEMBER 24, 1998, AMONG INTERNET WORLD MEDIA, INC., ALAN M. MECKLER AND CERTAIN AFFILIATES OF MR. MECKLER (THE "OPERATING AGREEMENT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF AND UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS HAS BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION EXISTS UNDER THE SECURITIES ACT (OR THE REGULATIONS PROMULGATED THEREUNDER) AND APPLICABLE STATE SECURITIES LAWS AND SUCH EXEMPTION IS APPLICABLE THERETO.

                            WARRANT TO PURCHASE UNITS
                                       OF
                                INTERNET.COM LLC

            INTERNET.COM LLC, a Delaware limited liability company (the "Company"), hereby certifies that, for value received,

                           INTERNET WORLD MEDIA, INC.

or registered assigns (the "Holder"), is entitled to subscribe for and purchase up to 128 membership units ("Units") of the Company (as adjusted pursuant to Section 4 hereof, the "Warrant Units") at the price of $23,437.50 per unit (such price and such other price as results, from time to time, from the adjustments specified in Section 4 hereof is hereinafter referred to as the "Per Unit Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

            Section 1. Exercise Period. The right to purchase the Warrant Units represented by this Warrant is exercisable upon issuance of this Warrant on the date hereof (the "Issue Date").

            Section 2. Termination of Warrant. This Warrant will expire and terminate on the first to occur of the following events (an "Expiration Event"):
(i) 5:00 p.m., New York City time, on the third anniversary of the date hereof; provided, however, that if such day is a Saturday, Sunday or Federal holiday, this Warrant will not expire until 5:00 p.m., New York City time, on the next business day or (ii) the date the Company has consummated and received the net proceeds from an underwritten public offering (an "Offering") of its Units (or, if the Company has converted to a corporation (by merger or otherwise) or effected a transaction as described in Section 4(i) of this Warrant, its shares of common stock or other equity interests; any reference hereafter to Units of the Company, if appropriate, will also be deemed to refer to such shares of common or other equity interests) pursuant to a registration statement declared effective under the Securities Act; provided, however, that if such Offering indicates that the value of the Company is less than $30 million (as determined by multiplying (A) the per Unit proceeds to the Company of such Offering (before deducting underwriting commissions and discounts) by (B) the number of Units outstanding after such Offering), this Warrant will not expire and terminate pursuant to this clause (ii) (but may still expire and terminate pursuant to clause (i)) until the date that is thirty days after the date that the value of the Company exceeds $30 million (as determined by multiplying (A) the average of the per Unit closing prices (on the principal exchange or market on which the Units trade at such time) for Units of the Company for any 20 consecutive trading-day period after consummation of such Offering by (B) the number of Units outstanding as of such date). Except to the extent provided in the immediately preceding proviso, any Warrant not exercised before the occurrence of an Expiration Event will become void, and all rights of the Holder hereunder will cease.

            Section 3. Method of Exercise: Payment. The purchase right represented by this Warrant may be exercised in whole or in part by the Holder, at any time, by (a) delivering to the Company, at its principal office, this Warrant (with the Notice of Exercise form attached hereto as Exhibit A, duly executed) and (b) the payment to the Company of an amount equal to the aggregate exercise price for the Warrant Units specified in the Notice of Exercise. The Holder or transferee designated in the applicable Notice of Exercise will be deemed to have become the holder of record of such Warrant Units, for all purposes, as of the close of business on the date on which this Warrant (with the Notice of Exercise duly executed) and such payment is received by the Company. Payment may be made, at the option of the Holder, in cash, by wire transfer, or by certified or official bank check payable to the Company. In the event the Holder exercises this Warrant with respect to fewer than all of the Warrant Units covered hereby, the Company shall issue to the Holder a new Warrant representing the Warrant Units remaining unexercised.

            Section 4. Adjustment of Per Unit Exercise Price and Number of Warrant Units. The number and kind of Warrant Units purchasable upon the exercise of this Warrant and the Per Unit Exercise Price will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reorganization, Consolidation, Merger. etc. In case of any capital reclassification or reorganization (other than a reclassification to which Section 4(b) hereof applies) or of any consolidation or merger of the Company with or into any other Person, or any other reorganization (other than a merger or consolidation in which the Company is the continuing or surviving entity and which does not result in any reclassification or similar change in the Units) or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the Holder, on exercise hereof at any time after the consummation or effective time of such Reorganization (the "Effective Time"), will receive, in lieu of the Warrant Units issuable on such exercise prior to the

Effective Time, the amount of membership interests or other securities and property (including cash) to which such Holder would have been entitled upon the Effective Time if such Holder had exercised this Warrant immediately prior thereto.

                  (b) Split, Subdivision or Combination of Units. If the Company, at any time or from time to time after the Issue Date, (A) makes a distribution in respect of the Units in Units or securities convertible or exchangeable into Units, (B) subdivides or reclassifies the outstanding Units into a greater number of Units, (C) combines or reclassifies the outstanding Units into a smaller number of Units, or (D) otherwise issues by reclassification of the Units any units or other membership interests in the Company, then, and in each such case, the Per Unit Exercise Price in effect immediately prior to such action will be adjusted by multiplying such Per Unit Exercise Price by a fraction, the numerator of which is the number of Units outstanding immediately prior to such event, and the denominator of which is the number of Units outstanding immediately after such event. An adjustment made pursuant to this Section 4(b) will become applicable (x) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of Units entitled to receive such distribution and (y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such action becomes effective. Such adjustment will be made successively. Upon each adjustment in the Per Unit Exercise Price pursuant to this Section 4(b), the number of Warrant Units purchasable hereunder will be adjusted, rounded up to the nearest whole unit, to the product obtained by multiplying the number of Warrant Units purchasable immediately prior to such adjustment in the Per Unit Exercise Price by a fraction (i) the numerator of which will be the Per Unit Exercise Price immediately prior to such adjustment, and (ii) the denominator of which will be the Per Unit Exercise Price immediately after such adjustment.

                  (c) Warrant, Rights and Options, Etc.. If the Company, after the Issue Date, (A) issues securities convertible into or exchangeable for, or warrants, rights or options exercisable for, Units, to all holders of its Units or (B) sells and issues any Units or securities convertible into or exchangeable for, or warrants, rights or options exercisable for, Units, in either case at a price per Unit (determined in the case of warrants, rights, options and convertible and exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such warrants, rights, options or convertible or exchangeable securities plus the total consideration payable to the Company upon exercise, conversion or exchange thereof by (y) the total number of Units covered by such warrants, rights, options or convertible or exchangeable securities) which is less than the greater of (1) the Fair Market Value of a Unit on the date of issuance of such Units, warrants, rights, options or convertible or exchangeable securities and (2) the Per Unit Exercise Price in effect on such date, then, and in each such case, the Per Unit Exercise Price in effect immediately prior to such issuance will be adjusted by multiplying such Per Unit Exercise Price by a fraction, the numerator of which will be the sum of (x) the number of Units outstanding immediately prior to such issuance of Units, warrants, rights, options or convertible or exchangeable securities and (y) the number of Units that could be purchased at a price equal to the greater of (1) the Fair Market

Value of a Unit at the time of such issuance and (2) the Per Unit Exercise Price in effect at such time, for the maximum aggregate consideration receivable by the Company upon such issuance, exercise, conversion or exchange in full of all such Units, warrants, rights, options or convertible or exchangeable securities, and the denominator of which will be the sum of the number of Units outstanding immediately prior to such issuance of Units, warrants, rights, options or convertible or exchangeable securities and the maximum number of Units that could be acquired upon issuance, exercise, conversion or exchange in full of all such Units, warrants, rights, options or convertible or exchangeable securities.

                  (d) Miscellaneous Provisions. (i) If the Company sells and issues Units for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per Unit" and the "amount received or receivable by the Company" for purposes of Section 4(c) hereof, the Board will determine (which determination must be unanimous), in its discretion, after consultation with a nationally recognized investment banking firm, the fair value of said property, and such determination, if made in good faith, will be binding. The adjustments set forth in Section 4(c) will be made successively whenever any such Units, rights, options, warrants or convertible or exchangeable securities are issued, and will become effective (i) in the case of Section 4(c)(A) hereof, immediately after the record date for the determination of Members entitled to receive the rights, options, warrants or convertible or exchangeable securities and (ii) in the case of Sections 4(c)(B) hereof on the date of issuance thereof.

                  (ii) Upon the expiration of any warrants, rights, options or convertible or exchangeable securities issued by the Company that caused a reduction to the Per Unit Exercise Price pursuant to
            Section 4(c)(A) hereof, if any of such warrants, rights, options or convertible or exchangeable securities have not been exercised, converted or exchanged, then the Per Unit Exercise Price will be increased by the amount of the initial reduction of the Per Unit Exercise Price pursuant to such Section in respect of such expired rights, options, warrants or convertible or exchangeable securities.

                  (iii) Neither the issuance of any (1) Units (whether treasury shares or newly issued Units) pursuant to (x) a distribution on, or subdivision, combination or reclassification of, the outstanding Units requiring an adjustment in the Per Unit Exercise Price pursuant to Section 4(b) hereof or (y) the exercise of any convertible security, warrant, right or option outstanding as of the Issue Date nor (2) Units, warrants, rights, options or convertible or exchangeable securities containing the right to subscribe for or purchase Units issued in any of the transactions described in
            Section 4(c)(A) hereof, will be deemed to constitute an issuance of Units, convertible or exchangeable securities, warrants, rights or options by the Company for purposes of Section 4(c)(B). All Units issued and all

            Units reserved for issuance pursuant to any outstanding warrants, rights or options deemed not to constitute an issuance pursuant to the previous sentence will nevertheless be deemed to be outstanding for all computations pursuant to this Section 4 until such Units are no longer outstanding or such convertible securities, warrants, rights or options expire.

                  (e) Other Distributions. If the Company, at any time or from time to time after the Issue Date, declares, orders, pays or makes a distribution (including without limitation any distribution of Units or other securities, evidences of indebtedness, property or assets or rights or warrants to subscribe for Units or other member interests in the Company or any of its subsidiaries) on its Units (other than (A) a Tax Distribution (as defined in the Operating Agreement), (B) distributions of Units referred to in Section 4(b) hereof, or (C) distributions referred to in Section 4(c)(A) hereof) (any of the foregoing other than the items specified in clauses (A), (B) and (C) referred to as "Securities or Assets"), then and in each such case, unless the Company elects to reserve Units or other units of such Securities or Assets for distribution to the Holder upon the exercise of this Warrant so that the Holder will receive upon such exercise, in addition to the Units which the Holder is entitled, the amount and kind of such Securities or Assets which the Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities or Assets, exercised this Warrant into Warrant Units, the Per Unit Exercise Price will be adjusted so that the same will equal the price determined by multiplying the Per Unit Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator will be the Fair Market Value per Unit on the date of such distribution less the then Fair Market Value of the portion of the Units or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Unit, and of which the denominator will be the Fair Market Value per Unit on the date of such distribution; provided, however, that if the then Fair Market Value of the portion of the Securities or Assets so distributed applicable to one Unit is equal to or greater than the Fair Market Value per Unit on the date of such distribution, in lieu of the foregoing adjustment, adequate provision will be made so that the Holder will have the right to receive the amount and kind of Securities or Assets which the Holder would have received had the Holder exercised this Warrant immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment will become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (f) Company Owned Units. For purposes of this Section 4, the number of Units at any time outstanding will not include any Units then owned or held by or for the account of the Company.

                  (g) Minimum Adjustment. All calculations of the Per Unit Exercise Price pursuant to this Section 4 will be made to the nearest cent. Anything in this Section 4 to the contrary notwithstanding, (A) the Company will not be required to give effect to any adjustment in the Per Unit Exercise Price unless and until the net effect of one or more adjustments (each of which will be carried forward), determined as above provided, has resulted in a reduction or increase of the Per Unit Exercise Price of at least 1%, and when the cumulative net effect of more than one adjustment so determined is to reduce or increase the Per Unit Exercise Price by at least 1%, such reduction or increase in Per Unit Exercise Price will thereupon be given effect and (B) except as set forth in Sections 4(b) and 4(d)(ii) hereof, in no event will the then current Per Unit Exercise Price be increased as a result of any calculation made at any time pursuant to this Section 4.

                  (h) Statements of Adjustments. Whenever the Per Unit Exercise Price is adjusted as provided in this Section 4, the Company will prepare a statement showing the facts requiring such adjustment and the Per Unit Exercise Price that will be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to the Holder at its address appearing on the company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provision of subsection (g) of this Section 4.

                  (i) Certain Reorganizations. Notwithstanding any other provisions of Section 4, in the event that the Company transfers substantially all of its assets to another entity, receiving common stock or other equity interests of such entity in return, and then makes a liquidating distribution of such common stock or other equity interests to holders of membership interests, the Holder will be entitled to receive, in exchange for this Warrant, warrants to purchase the number of shares of common stock or other equity interests of such entity that the holder of such Warrants would have been entitled to receive had such holder exercised such Warrants immediately prior to such transaction. The Company shall not effect any such transaction unless such entity shall have entered into an agreement with the Holder providing the Holder with rights and privileges with respect thereto substantially similar to those that the Holder enjoys under this Agreement.

                  (j) Notices. In the event the Company proposes to take any action of the types described in subsection (a), (b), (e) or (i) of this Section 4, the Company shall give notice to the Holder, in the manner set forth in subsection (h) of this Section 4, which notice will specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice will also set forth such facts with respect thereto as are reasonably necessary to indicate the number, the Units or other membership interests of the Company or other securities or property which will be deliverable to the Holder upon exercise hereof following the occurrence of such action. In the case of any action which would require the fixing of a record date, such notice will be given at least 10 days prior to the date so fixed, and in case of all other action, such notice will be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, will not affect the legality or validity of any such action.

                  (k) Definitions. For purposes of Section 4 hereof, the following definitions apply:

                        "Current Market Price" of Units or any other membership
            interests in the Company for any day will mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on each such day have not been reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board or a committee thereof.

                        "Fair Market Value" means, (i) as to Units or any other
            membership interest in the Company that are publicly traded, the average of the Current Market Prices of such shares or securities for each of the five (5) consecutive trading days preceding the date as of which the Fair Market Value of a security is to be determined, and (ii) as to any security that is not publicly traded or of any other property, the fair value thereof as determined in good faith by the Board or in any manner prescribed by the Board, including, but not limited to, by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof.

            Section 5. No Rights as a Member. Until this Warrant has been exercised as provided herein and the certificates for Warrant Units issued and delivered, the Holder of this Warrant will not, by reason of this Warrant, be deemed to be a Member of the Company for any purpose, nor will anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a Member of the Company.

            Section 6. Transfer; Replacement. This Warrant may be transferred, in whole or in part, solely in connection with a transfer in accordance with the provisions of the Operating Agreement, at any time and from time to time, by delivering to the Company, at its principal office, this Warrant (with an Assignment in the form attached hereto as Exhibit B duly executed). Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver in the name of the designated transferee or transferees one or more new Warrants representing the right to purchase at the Per Unit Exercise Price then in effect a like number of aggregate number of Warrant Units. Notwithstanding the foregoing, the Company will not be obligated to register any transfer of this Warrant unless the Holder has provided to the Company evidence reasonably satisfactory to the Company and its counsel (including, without limitation, an opinion of counsel to the Holder) demonstrating that such transfer complies with all applicable federal and state securities laws. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnify it or otherwise as it may in its discretion impose (which may include the posting of a bond and may, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant will constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant be at any time enforceable by anyone.

            Section 7. Warrant Register. The Company shall keep at its principal office a register listing the name and address of the Holder. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on such register as the owner and holder hereof for all purposes.

            Section 8. Payment of Taxes and Expenses. The Company will pay all issuance taxes and similar governmental charges that may be imposed on the Company in respect of the issue or delivery thereof.

            Section 9. Miscellaneous. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware. No amendment or waiver of any provision of this Warrant, nor a consent to any departure by the Company therefrom, will in any event be effective unless the same be in writing and signed by the Company and the Holder, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The captions of this Warrant have been inserted for convenience only and have no substantive effect.

            Section 10. Securities Laws Matters. The Holder, by its acceptance hereof, acknowledges that neither this Warrant nor the Warrant Units have been registered for sale under federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder represents that it is acquiring this Warrant and will acquire the Warrant Units issued upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of any securities laws. The Holder agrees that neither this Warrant nor any Warrant Units issued upon exercise of this Warrant will be sold or otherwise transferred unless a registration statement with respect thereto has become effective under the Securities Act; or there is presented to the Company an opinion of counsel selected by the Holder and reasonably satisfactory to the Company that such registration is not required. The Holder agrees that the Company or any transfer agent of the Company may be instructed not to transfer any Warrant Units acquired upon exercise of this Warrant unless it receives reasonably satisfactory evidence of compliance with the foregoing provision, and that there may be endorsed upon any certificate or other instrument representing such Warrant Units (and any certificates or instruments in substitution therefore) a legend setting forth the foregoing restrictions. The Holder represents to the Company that it is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission. The Holder hereby acknowledges that the representations and warranties contained in this Section are given with the intention that the Company may rely on them for purposes of claiming an exemption from the registration requirements of applicable securities laws.

            Section 11. Operating Agreement. This Warrant and the Warrant Units are subject to the provisions of the Operating Agreement, including without limitation all of the restrictions on transfer contained in Section 2.6 thereof.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of this 24th day of November, 1998.

                                        INTERNET.COM LLC

                                        By: /s/ ALAN M. MECKLER
                                           -------------------------------
                                        Name: Alan M. Meckler
                                        Title: Chairman and Chief Executive
                                               Officer

Attest:

/s/ ELLIOTT M. BEARD
----------------------------


                                ACKNOWLEDGMENT

            The undersigned hereby acknowledges that the representations and warranties made by it in this Warrant are true, and agrees to be bound by and to observe the agreements set forth herein.

                                        HOLDER

                                         /s/ JOSEPH NeCASTRO
                                        ----------------------------------

                                                                     Exhibit A

                          FORM OF NOTICE OF EXERCISE

                      (To be executed only upon exercise
                           of the attached Warrant)

            The undersigned registered holder of the attached Warrant irrevocably exercises the within Warrant for and purchases ______ Units of INTERNET.COM LLC and herewith makes payment therefor in the amount of $________, all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or ____ certificates in the denominations of ______ Units) for such Units hereby purchased be issued in the name of and delivered to the undersigned.

Dated:  ____________, ____.

                                        [                         ]

                                        By:
                                           -------------------------------------
                                             (Signature of Registered Holder)

NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                     Exhibit B

                              FORM OF ASSIGNMENT

                   (To be executed only upon the assignment
                           of the attached Warrant)

            FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfer unto __________________________, whose address is _________________________, all of the rights of the undersigned under the attached Warrant, with respect to ______ Units of INTERNET.COM LLC and, if such Units shall not include all the Warrant Units issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of Warrant Units not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________________ as Attorney to register such transfer on the books of INTERNET.COM LLC maintained for the purpose, with full power of substitution in the premises.

Dated:  ____________, ____.

                                        [                         ]

                                        By:
                                           -------------------------------------
                                             (Signature of Registered Holder)

NOTICE:

                                        The signature on this Assignment must
                                        correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatever.